UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 906-8555

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 19, 2011, a special committee (the “Special Committee”) of the board of directors (the “Board”) of Harbinger Group Inc. (the “Company”), comprised of independent directors under the rules of the New York Stock Exchange, unanimously determined that it is (i) in the best interests of the Company and its stockholders (other than HCP (as defined below) and its affiliates) for Front Street Re Ltd., the Company’s indirectly wholly-owned Bermuda-based reinsurer (“Front Street”), and Fidelity & Guaranty Life Insurance Company (formerly, OM Financial Life Insurance Company), one of the Company’s indirectly wholly-owned insurance companies (“FGL”), to enter into a reinsurance agreement (the “Reinsurance Agreement”), pursuant to which Front Street would reinsure up to $3 billion of insurance obligations under annuity contracts of FGL and (ii) in the best interests of the Company and its stockholders for Front Street and Harbinger Capital Partners II LP (“HCP”), an affiliate of the beneficial owner of the 93.3% of the Company’s issued and outstanding common stock (prior to giving effect to the conversion of the Company’s Series A Participating Convertible Preferred Stock), to enter into an investment management agreement (the “Investment Management Agreement”), pursuant to which HCP would be appointed as the investment manager of up to $1 billion of assets securing Front Street’s reinsurance obligations under the Reinsurance Agreement, which assets will be deposited in a reinsurance trust account for the benefit of FGL pursuant to a trust agreement (the “Trust Agreement”). On May 19, 2011, the Board approved the Reinsurance Agreement, the Investment Management Agreement, the Trust Agreement and the transactions contemplated thereby. The Special Committee’s consideration of the Reinsurance Agreement, the Trust Agreement, and the Investment Management Agreement was contemplated by the terms of the previously announced Transfer Agreement, by and between the Company and Harbinger Capital Partners Master Fund I, Ltd., an affiliate of HCP. In considering the foregoing matters, the Special Committee was advised by independent counsel and received a fairness opinion from Gleacher & Company Securities, Inc.

The Reinsurance Agreement, the Trust Agreement and the transactions contemplated thereby are subject to, and may not be entered into or consummated without, the approval of the Maryland Insurance Administration. The $350 million purchase price paid by the Company to acquire the capital stock of Fidelity & Guaranty Life Holdings, Inc. (formerly, Old Mutual U.S. Life Holdings, Inc.), the parent company of FGL, may be reduced by up to $50 million if, among other things, the Reinsurance Agreement, the Trust Agreement and the transactions contemplated thereby are not approved by the Maryland Insurance Administration or are approved subject to certain restrictions or conditions, including if HCP is not allowed to be appointed as the investment manager for $1 billion of assets securing Front Street’s reinsurance obligations under the Reinsurance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.

Date: May 20, 2011	By:	/s/ Francis T. McCarron

Name: Francis T. McCarron
Title: Executive Vice President and Chief Financial Officer

3